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                                                                   EXHIBIT 10.15

                                PROMISSORY NOTE
                            SECURED BY DEED OF TRUST


$120,000.00                                                    Las Vegas, Nevada
                                                              September 26, 1997

     This Promissory Note ("Note"), dated as of September 26, 1997 is made and delivered by Freedom-Eagle Ranch Housing Partners, a California limited partnership ("Borrower"), in favor of USA Commercial Mortgage Company, Inc., a Nevada corporation ( "Lender").

     FOR VALUE RECEIVED, Borrower promises to pay to Lender, or order, the principal sum of One Hundred Twenty Thousand Dollars ($120,000.00) (the "Note Amount"), together with interest as provided herein.

     1. Interest Rate. Interest shall accrue on the outstanding portion of the
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Note Amount, from the date such funds are initially disbursed by Lender until the date the Note Amount is paid in full, at the rate of twenty percent (20%) per annum. Interest shall be calculated on the basis of a 360-day year and actual days elapsed. Accrued but unpaid interest shall be compounded monthly.

     2. Payments. Interest accrued on the Note Amount as of the last day of each
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month shall be due and payable on the first day of the next following month.
All payments shall be made in lawful money of the United States of America and in immediately available funds at Lender's office, the address for which is specified below, or at such other place as the Lender hereof may from time to time direct by written notice to Borrower.

     3. Maturity Date. If not sooner paid, the outstanding principal balance
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under this Note, all accrued and unpaid interest, and all other indebtedness of
Borrower owing under any and all of the Loan Documents shall be due and payable in full on the date which is ninety (90) days after the date the Deed of Trust is recorded (the "Maturity Date").

     4. Application of Payments. All payments on this Note shall, at the option
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of the Lender hereof, be applied first to the payment of accrued interest then payable.

     5. Prepayment. Borrower agrees that all loan fees and any prepaid finance
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charges are fully earned as of the date hereof and will not be subject to refund upon early payment (whether voluntary or as a result of default). Subject to the foregoing, at any time prior to the Maturity Date, Borrower may prepay this Note in full only.

     6. Collateral. This Note is secured by a deed of trust encumbering real
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property located in San Bernardino County, California.

     7. Defaults; Acceleration. The occurrence of any Event of Default (as
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hereinafter defined) shall be a default hereunder. Upon the occurrence of an
Event of Default, Lender may declare the entire principal balance of the Note then outstanding (if not then
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due and payable) and all other obligations of Borrower hereunder to be due and payable immediately. Subject to the applicable provisions of law, upon any such declaration, the principal of the Note and accrued and unpaid interest, and all other amounts to be paid under this Note shall become and be immediately due and payable, anything in this Note to the contrary notwithstanding.

     The occurrence of any one or more of the following, whatever the reason therefor, shall constitute an "Event of Default" hereunder:

          (a) Borrower shall fail to pay, upon demand by Lender, any amount due pursuant to the Note; or

          (b) Borrower or any guarantor ("Guarantor") of the Note shall fail to perform or observe any term, covenant or agreement contained in the Note, this Deed of Trust or any guaranty executed and delivered concurrently herewith on its part to be performed or observed, other than the failure to make a payment covered by subsection (a), and such failure shall continue uncured as of the earlier of thirty (30) calendar days after the occurrence of such failure or ten
(10) calendar days after written notice of such failure is given by Lender to Borrower (the cure period set forth in this subsection (b) shall not apply to any other Event of Default); or

          (c) any representation or warranty contained in any document made or delivered pursuant to or in connection with any of the Loan Documents proves incorrect or to have been incorrect in any material respect when made; or

          (d) Borrower (which term shall include any entity comprising Borrower) is dissolved or liquidated, or otherwise ceases to exist, or all or substantially all of the assets of Borrower or any Guarantor are sold or otherwise transferred without Lender's written consent; or

          (e) Borrower or any Guarantor is the subject of an order for relief by the bankruptcy court, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or Borrower or any Guarantor applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer ("Receiver"); or any Receiver is appointed without the application or consent of Borrower or any Guarantor, as the case may be, and the appointment continues undischarged or unstayed for thirty (30) calendar days; or Borrower or any Guarantor institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceedings relating to it or to all or any part of its property under the laws of any jurisdiction; or any similar proceeding is instituted without the consent of Borrower or any Guarantor, as the case may be, and continues undismissed or unstayed for thirty
(30) calendar days; or any judgment, writ, attachment, execution or similar process is issued or levied against all or any part of the Property or Borrower or any Guarantor, and is not released, vacated or fully bonded within thirty
(30) calendar days after such issue or levy; or

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          (f) there shall occur a material adverse change in the financial condition of Borrower or any Guarantor from their respective financial conditions as of the date of this Note, as determined by Lender in its reasonable discretion; or

          (g) any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of Lender or the satisfaction in full of all indebtedness and obligations of Borrower under the Loan Documents, ceases to be in full force and effect or is declared to be null and void by a court of competent jurisdiction; or Borrower or any trustee, officer, director, shareholder or partner of any entity comprising Borrower or any Guarantor claims that any Loan Document is ineffective or unenforceable, in whole or in part, or denies any or further liability or obligation under any Loan Document, unless all indebtedness and obligations of Borrower thereunder have been fully paid and performed; or

          (h) an Event of Default shall occur under any other loan made by Lender to Borrower.

     8. Late Charge. Borrower acknowledges that if any interest payment is not
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made when due or if the entire amount due under this Note is not paid by the
Maturity Date, the Lender hereof will incur extra administrative expenses (i.e.,
                                                                           ----
in addition to expenses incident to receipt of timely payment) and the loss of the use of funds in connection with the delinquency in payment. Because the actual damages suffered by the Lender hereof by reason of such extra administrative expenses and loss of use of funds would be impracticable or extremely difficult to ascertain, Borrower agrees that five percent (5%) of the amount so delinquent shall be the amount of damages to which such Lender is entitled, upon such breach, in compensation therefor. Therefore, Borrower shall, in the event any payment required under this Note is not paid within five
(5) days after the date when such payment becomes due and payable, without further notice, pay to the Lender hereof as such Lender's sole monetary recovery to cover such extra administrative expenses and loss of use of funds, liquidated damages in the amount of five percent (5%) of the amount of such delinquent payment. The provisions of this paragraph are intended to govern only the determination of damages in the event of a breach in the performance of the obligation of Borrower to make timely payments hereunder. Nothing in this Note shall be construed as an express or implied agreement by the Lender hereof to forbear in the collection of any delinquent payment or in exercising any of its rights and remedies under the Loan Documents, or be construed as in any way giving Borrower the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of the Lender hereof to receive payment of such liquidated and actual damages, and receipt thereof, are without prejudice to the right of such Lender to collect such delinquent payments and any other amounts provided to be paid hereunder or under any security for this Note or to declare a default hereunder or under any security for this Note.

     9. Default Rate. From and after the Maturity Date or the date which is five
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(5) days after the occurrence of any Event of Default, through and including the date such default is cured, at the option of the Lender hereof, all amounts owing under the Note and all sums owing under all of the Loan Documents shall bear interest at a default rate equal to twenty-three percent (23%) per annum

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("Default Rate"). Such interest shall be paid on the first day of each month thereafter, or on demand if sooner demanded.

     10. Waivers. Borrower waives any right of offset it now has or may
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hereafter have against the Lender hereof and its successors and assigns.
Borrower waives presentment, demand, protest, notice of protest, notice of nonpayment or dishonor and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. Borrower expressly agrees that any extension or delay in the time for payment or enforcement of this Note, to renewal of this Note and to any substitution or release of the Property, all without any way affecting the liability of Borrower hereunder. Any delay on Lender's part in exercising any right hereunder or under any of the Loan Documents shall not operate as a waiver. Lender's acceptance of partial or delinquent payments or the failure of Lender to exercise any rights shall not waive any obligation of Borrower or any right of Lender, or modify this Note, or waive any other similar default.

     11. Costs of Collection. Borrower agrees to pay all costs of collection
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when incurred and all costs incurred by the Lender hereof in exercising or preserving any rights or remedies in connection with the enforcement and administration of this Note or following a default by Borrower, including but not limited to actual attorneys' fees. If any suit or action is instituted to enforce this Note, Borrower promises to pay, in addition to the costs and disbursements otherwise allowed by law, such sum as the court may adjudge reasonable attorneys' fees in such suit or action.

     12. Usury. Borrower hereby represents that this loan is for commercial use
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and not for personal, family or household purposes. It is the specific intent of the Borrower and Lender that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the rate herein provided for exceeds that which is statutorily permitted for the type of transaction evidenced hereby, the interest rate shall be reduced to the highest rate permitted by applicable law, with any excess interest theretofore collected being applied against principal or, if such principal has been fully repaid, returned to Borrower upon written demand.

     13. Notices. All notices to be given pursuant to this Note shall be
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sufficient if given by personal services, by guaranteed overnight delivery services, by telex, telecopy or telegram or by being mailed postage prepaid, certified or registered mail, return receipt requested, to the described addresses of the parties hereto as set forth below, or to such other address as a party may request in writing. Any time period provided in the giving of any notice hereunder shall commence upon the date of personal service, the date after delivery to the guaranteed overnight delivery service, the date of sending the telex, telecopy or telegram or two (2) days after mailing certified or registered mail.

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BORROWER'S ADDRESS:         c/o Inco Homes Corporation
                            1282 West Arrow Highway
                            Upland, California 91786
                            Attn: Ira Norris


LENDER'S ADDRESS:           USA Commercial Mortgage Company
                            3900 Paradise Road, Suite 263
                            Las Vegas, Nevada 89109


WITH DUPLICATE NOTICE TO:   Goold, Patterson, DeVore & Rondeau
                            4496 South Pecos Road
                            Las Vegas, Nevada  89121
                            Attn: Thomas J. DeVore, Esq.


     14. Assignment By Lender. Lender may assign its rights hereunder or obtain
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participants in this Note at any time, and any such assignee, successor or participant shall have all rights of the Lender hereunder.

     15. Multiple Parties. A default on the part of any one entity comprising
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Borrower or any Guarantor of this Note shall be deemed a default on the part of
Borrower hereunder.

     16. Construction. This Note shall be governed by and construed in
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accordance with the laws of the State of Nevada. This Note and all security documents and guaranties executed in connection with this Note have been reviewed and negotiated by Borrower, Lender and Guarantors at arms' length with the benefit of or opportunity to seek the assistance of legal counsel and shall not be construed against either party. The titles and captions in this Note are inserted for convenience only and in no way define, limit, extend, or modify the scope of intent of this Note.

     17. Partial Invalidity. If any section or provision of this Note is
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declared invalid or unenforceable by any court of competent jurisdiction, said determination shall not affect the validity or enforceability of the remaining terms hereof. No such determination in one jurisdiction shall affect any provision of this Note to the extent it is otherwise enforceable under the laws of any other applicable jurisdiction.

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     18. Venue. The venue of any action brought in connection with this Note
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shall be laid in Clark County, Nevada.


                              "BORROWER":

                              Freedom-Eagle Ranch Housing Partners, a California limited partnership

                              By: Inco Homes Corporation, a Delaware
                                    corporation, its general partner


                              By: _____________________________
                                  Ira Norris, President

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